Exhibit 99.1

Herbalife Ltd. Announces Record Third Quarter 2013 and Introduces 2014 Earnings Guidance

  Third quarter worldwide volume growth of 13 percent compared to the prior year period.
  Third quarter adjusted1 EPS of $1.41 increased 44 percent compared to the prior year period.
  Raising FY’13 guidance and introducing FY’14 adjusted EPS guidance to a range of $5.45 to $5.65.
  Generated $226 million in operating cash flow during the third quarter.
  Board of directors approved a $0.30 per share quarterly dividend.

LOS ANGELES--(BUSINESS WIRE)--October 28, 2013--Herbalife Ltd. (NYSE: HLF) today reported third quarter net sales of $1.2 billion, reflecting an increase of 19 percent compared to the same time period in 2012 on volume point growth of 13 percent. Adjusted1 net income for the quarter of $152.1 million, or $1.41 per diluted share, compares to the third quarter 2012 net income of $111.9 million and EPS of $0.98, respectively. On an as reported basis, third quarter 2013 EPS of $1.32 increased 35 percent compared to the $0.98 reported in the comparable quarter last year.

“We continue to execute on our core strategies and deliver record financial performance, marking our sixteenth consecutive quarter of double-digit top-line growth,” said Michael O. Johnson, Herbalife’s chairman and CEO. “Our initial 2014 guidance demonstrates our belief that the macro trend of global obesity will increase worldwide consumer demand for our products.”

For the quarter ended September 30, 2013, the Company generated cash flow from operations of $225.5 million, an increase of 58 percent compared to 2012, repurchased $110 million in common shares outstanding under its share repurchase program, paid dividends of $30.8 million and invested $31.8 million in capital expenditures.

Third Quarter 2013 Key Metrics2,3

Regional Volume Point and Average Active Sales Leader Metrics

	Volume Points (Mil)		Average Active Sales Leaders
Region	3Q'13	Yr/Yr % Chg	3Q'13	Yr/Yr % Chg
North America	314.0	9%	74,085	9%
Asia Pacific	296.2	-3%	72,886	10%
EMEA	173.5	19%	50,720	13%
Mexico	219.4	4%	64,633	8%
South & Central America	245.2	32%	60,007	29%
China	97.4	71%	15,882	25%
Worldwide Total	1,345.7	13%	326,797	13%

Guidance

Guidance for fully diluted 2013 and 2014 EPS is based on the average daily exchange rates of the first two weeks of October 2013. The guidance continues to assume a Venezuelan exchange rate of 10 to 1 for the balance of the year, excludes the impact of the February devaluation of the bolivar as well as any potential future devaluation, and excludes the impact of any future repatriation of existing cash balances in Venezuela. Guidance for the year also excludes the following which were recognized in the first nine months of the year: $20.6 million in expenses (post-tax), mostly legal and advisory services relating to the Company’s response to information put into the marketplace by a short seller which information the Company believes to be inaccurate and misleading, and $7.3 million in expenses (post-tax) incurred for the re-audit of 2010-2012 financial statements resulting from KPMG LLP’s resignation, as well as any additional expenses related to these matters that are expected to be incurred in the remainder of the year.

2013 Full Year and Fourth Quarter Guidance

	Three Months Ending		Twelve Months Ending
	December 31, 2013		December 31, 2013
	Low	High	Low	High
Volume Point Growth vs 2012	10.5%	12.5%	12.5%	13.0%
Net Sales Growth vs 2012	13.5%	15.5%	17.0%	17.5%
Diluted EPS as adjusted	$1.11	$1.15	$5.19	$5.23
Cap Ex ($ millions)	$80.0	$90.0	$170.0	$180.0
Effective Tax Rate	29.0%	31.0%	25.0%	27.0%

2014 Guidance

	Twelve Months Ending
	December 31, 2014
	Low	High
Volume Point Growth vs 2013	6.5%	8.5%
Net Sales Growth vs 2013	9.0%	11.0%
Diluted EPS as adjusted	$5.45	$5.65
Cap Ex ($ millions)	$175.0	$195.0
Effective Tax Rate	27.0%	29.0%

Announces Quarterly Dividend

The Company reported today that its board of directors has approved a dividend of $0.30 per share to shareholders of record November 12, 2013, payable on November 26, 2013.

Third Quarter 2013 Earnings Conference Call

Herbalife senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Tuesday, October 29, 2013 at 8 a.m. PST (11 a.m. EST).

The dial-in number for this conference call for domestic callers is (877) 317-1296 and (706) 634-5671 for international callers (conference ID 70985478). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID 70985478). The webcast of the teleconference will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a global nutrition company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in over 80 countries through and to a network of independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife's website contains a significant amount of information about Herbalife, including financial and other information for investors at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

FORWARD-LOOKING STATEMENTS

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

• the resignation of our former independent registered public accounting firm, its withdrawal of its audit reports with respect to certain of our historical financial statements, and any difficulties PricewaterhouseCoopers LLP, our successor accounting firm encounters in the re-audits of such relevant historical financial statements or any material modifications to such historical financial statements PricewaterhouseCoopers LLP believes should be made as a result of such re-audits;

• any collateral impact resulting from the ongoing worldwide financial environment, including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a difficult economic environment;

• our relationship with, and our ability to influence the actions of, our distributors;

• improper action by our employees or distributors in violation of applicable law;

• adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

• changing consumer preferences and demands;

• our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our distributor relations and operating results;

• the competitive nature of our business;

• regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;

• legal challenges to our network marketing program;

• risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;

• uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

• uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;

• uncertainties relating to the interpretation, enforcement or amendment of legislation in India governing direct selling;

• our inability to obtain the necessary licenses to expand our direct selling business in China;

• adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;

• our dependence on increased penetration of existing markets;

• contractual limitations on our ability to expand our business;

• our reliance on our information technology infrastructure and outside manufacturers;

• the sufficiency of trademarks and other intellectual property rights;

• product concentration;

• changes in tax laws, treaties or regulations, or their interpretation;

• taxation relating to our distributors;

• product liability claims;

• whether we will purchase any of our shares in the open markets or otherwise; and

• share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

RESULTS OF OPERATIONS:

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited and Unreviewed) (1)

	Three Months Ended		Nine Months Ended
	9/30/2013	9/30/2012 (2)	9/30/2013	9/30/2012 (2)

North America	$228,660	$208,819	$697,697	$644,191
Mexico	141,243	127,473	419,770	364,031
South and Central America	241,235	167,493	683,112	485,547
EMEA	181,738	147,490	537,609	463,117
Asia Pacific	284,017	288,205	895,003	844,701
China	136,650	77,407	323,238	211,423
Worldwide net sales	1,213,543	1,016,887	3,556,429	3,013,010
Cost of Sales	238,415	201,597	711,616	601,478
Gross Profit	975,128	815,290	2,844,813	2,411,532
Royalty Overrides	373,241	330,247	1,116,821	982,975
SGA	409,747	324,200	1,174,574	926,903
Operating Income	192,140	160,843	553,418	501,654
Interest Expense - net	4,726	3,546	15,658	8,088
Income before income taxes	187,414	157,297	537,760	493,566
Income Taxes	45,464	45,424	133,775	141,811
Net Income	141,950	111,873	403,985	351,755

Basic Shares	102,200	108,816	103,096	113,838
Diluted Shares	107,777	113,646	107,759	119,376

Basic EPS	$1.39	$1.03	$3.92	$3.09
Diluted EPS	$1.32	$0.98	$3.75	$2.95

Dividends declared per share	$0.30	$0.30	$0.90	$0.90

(1) As a result of the resignation of KPMG, the unaudited interim financial information presented has not been reviewed by an outside independent accounting firm. See Note 2 of the quarterly report on Form 10-Q for the quarter ended September 30, 2013.

(2) As discussed in Note 2 of the quarterly report on Form 10-Q for the quarter ended September 30, 2013, prior year amounts have been revised for income tax errors that were considered not material, individually or in the aggregate, to any of the prior reporting periods.

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited and Unreviewed) (1)

	Sep 30,	Dec 31,
	2013	2012 (2)

ASSETS
Current Assets:
Cash & cash equivalents	$892,548	$333,534
Receivables, net	109,830	116,139
Inventories	347,735	339,411
Prepaid expenses and other current assets	174,840	145,624
Deferred income taxes	53,880	49,339
Total Current Assets	1,578,833	984,047

Property, plant and equipment, net	267,850	242,886
Deferred compensation plan assets	25,843	24,267
Deferred financing cost, net	5,528	7,462
Other assets	49,006	48,805
Marketing related intangibles and other intangible assets, net	310,897	311,186
Goodwill	105,490	105,490
Total Assets	$2,343,447	$1,724,143

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$82,989	$75,209
Royalty overrides	252,677	243,351
Accrued compensation	99,765	95,220
Accrued expenses	241,359	181,523
Current portion of long term debt	75,061	56,302
Advance sales deposits	73,618	49,432
Income taxes payable	42,494	61,325
Total Current Liabilities	867,963	762,362

Non-current liabilities
Long-term debt, net of current portion	875,018	431,305
Deferred compensation plan liability	35,049	29,454
Deferred income taxes	64,500	62,982
Other non-current liabilities	45,326	42,557
Total Liabilities	1,887,856	1,328,660

Contingencies

Shareholders' equity:
Common shares	101	107
Paid-in capital in excess of par value	304,638	303,975
Accumulated other comprehensive loss	(27,371)	(31,695)
Retained earnings	178,223	123,096
Total Shareholders' Equity	455,591	395,483

Total Liabilities and Shareholders' Equity	$2,343,447	$1,724,143

(1) As a result of the resignation of KPMG, the unaudited interim financial information presented has not been reviewed by an outside independent accounting firm. See Note 2 of the quarterly report on Form 10-Q for the quarter ended September 30, 2013.

(2) As discussed in Note 2 of the quarterly report on Form 10-Q for the quarter ended September 30, 2013, prior year amounts have been revised for income tax errors that were considered not material, individually or in the aggregate, to any of the prior reporting periods.

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited and Unreviewed)(1)

	Nine Months Ended
	9/30/2013	9/30/2012 (2)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$403,985	$351,755
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63,207	55,402
Deficiency in (excess) tax benefits from share-based payment arrangements	2,586	(28,073)
Share based compensation expenses	21,882	20,850
Amortization of deferred financing costs	1,937	1,135
Deferred income taxes	(7,532)	(8,249)
Unrealized foreign exchange transaction (gain) loss	585	(3,529)
Foreign exchange loss from Venezuela currency devaluation	15,116	-
Other	1,661	172
Changes in operating assets and liabilities:
Receivables	1,624	(26,444)
Inventories	(19,775)	(58,705)
Prepaid expenses and other current assets	(15,330)	(7,977)
Other assets	(678)	(3,098)
Accounts payable	8,569	22,674
Royalty overrides	13,959	22,432
Accrued expenses and accrued compensation	65,868	20,028
Advance sales deposits	27,038	7,384
Income taxes	(13,313)	29,118
Deferred compensation plan liability	5,595	5,015
NET CASH PROVIDED BY OPERATING ACTIVITIES	576,984	399,890
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(91,782)	(59,229)
Proceeds from sale of property, plant and equipment	121	243
Deferred compensation plan assets	-	(3,466)
NET CASH USED IN INVESTING ACTIVITIES	(91,661)	(62,452)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(92,651)	(102,687)
Borrowings from long-term debt	763,232	1,387,557
Principal payments on long-term debt	(300,733)	(1,090,748)
Deferred financing costs	-	(4,460)
Share repurchases	(275,821)	(506,331)
(Deficiency in) excess tax benefits from share-based payment arrangements	(2,586)	28,073
Proceeds from exercise of stock options and sale of stock under employee stock purchase plan	975	10,819
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	92,416	(277,777)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(18,725)	3,286
NET CHANGE IN CASH AND CASH EQUIVALENTS	559,014	62,947
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	333,534	258,775
CASH AND CASH EQUIVALENTS, END OF PERIOD	892,548	321,722
CASH PAID DURING THE YEAR
Interest paid	$18,005	$10,263
Income taxes paid	$163,843	$123,063

(1) As a result of the resignation of KPMG, the unaudited interim financial information presented has not been reviewed by an outside independent accounting firm. See Note 2 of the quarterly report on Form 10-Q for the quarter ended September 30, 2013.

(2) As discussed in Note 2 of the quarterly report on Form 10-Q for the quarter ended September 30, 2013, prior year amounts have been revised for income tax errors that were considered not material, individually or in the aggregate, to any of the prior reporting periods.

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and unreviewed), (dollars in thousands, except per share data)

In addition to its reported results, the Company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors in analyzing period to period comparisons of the Company’s results.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended		Nine Months Ended
	9/30/2013	9/30/2012 (3)	9/30/2013	9/30/2012 (3)
	(in thousands)

Net income, as reported	$141,950	$111,873	$403,985	$351,755
Venezuela devaluation impact (net of ($12) and $6,796 tax benefit for the
three and nine months ended September 30, 2013, respectively) (1)(2)	12	-	8,319	-
Expenses incurred responding to attacks on the Company's business model (net of $773 and $3,241 tax benefit for the three and nine months
ended September 30, 2013, respectively)(1)	5,485	-	20,589	-
Expenses incurred for the re-audit of 2010 to 2012 financial statements due to resignation of KPMG (net of $1,533 and $2,329 tax benefit for the three and
nine months ended September 30, 2013)(1)	4,640	-	7,301	-
Net income, as adjusted	$152,087	$111,873	$440,194	$351,755

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	Three Months Ended		Six Months Ended
	9/30/2013	9/30/2012 (3)	9/30/2013	9/30/2012 (3)

Diluted earnings per share, as reported	$1.32	$0.98	$3.75	$2.95
Venezuela devaluation impact (net of ($12) and $6,796 tax benefit for the
three and nine months ended September 30, 2013, respectively) (1)	-	-	0.08	-
Expenses incurred responding to attacks on the Company's business model (net of $773 and $3,241 tax benefit for the three and nine months
ended September 30, 2013, respectively)(1)	0.05	-	0.19	-
Expenses incurred for the re-audit of 2010 to 2012 financial statements due to resignation of KPMG (net of $1,533 and $2,329 tax benefit for the three and
nine months ended September 30, 2013)(1)	0.04	-	0.07	-
Diluted earnings per share, as adjusted (4)	$1.41	$0.98	$4.08	$2.95

(1) The income tax impact of the non-GAAP adjustments is based on forecasted items affecting the Company's 2013 full year GAAP effective tax rate. Adjustments to forecasted items unrelated to these non-GAAP adjustments may have an effect on the income tax impact of the non-GAAP adjustments in subsequent periods.

(2) The amount for the three months ended September 30, 2013 relates to the change in tax benefit, as explained in note 1, for the Venezuela devaluation that was recorded in the first quarter.

(3) As discussed in Note 2 of the quarterly report on Form 10-Q for the quarter ended September 30, 2013, prior year amounts have been revised for income tax errors that were considered not material, individually or in the aggregate, to any of the prior reporting periods.

(4) Amounts may not total due to rounding.

The following is a reconciliation of total long-term debt to net debt:

	9/30/2013	12/31/2012

Total long-term debt (current and long-term portion)	$950,079	$487,607
Less: Cash and cash equivalents	892,548	333,534
Net debt	$57,531	$154,073

1 See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for more detail.

2 Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com.

3 Worldwide Average Active Sales Leaders may not equal the sum of the Average Active Sales Leaders in each region due to the calculation being an average of Sales Leaders active in a period, not a summation, and the fact that some sales leaders are active in more than one region but are counted only once in the worldwide amount.

CONTACT:
Herbalife Ltd.
Media Contact:
Barbara Henderson
SVP, Worldwide Corp. Comm.
213.745.0517
or
Investor Contact:
Amy Greene
VP, Investor Relations
213.745.0474